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Item 77C:Attachment
Matters submitted to a vote of security holders

ADDITIONAL INFORMATION (Unaudited)

RESULTS OF ANNUAL SHAREHOLDER VOTE

	An Annual Meeting of Shareholders of the COMPANY was held at the Novi Hilton, 21111 Haggerty Road, Novi, Michigan, on
July 23, 1999 for the following purposes:

	1. To elect five Directors to hold office until the next
         Annual Meeting of Shareholders or until their successors have been elected and qualified.

        Directors Elected at Meeting           Votes For
        ----------------------------           ---------
	Joseph A. Ahern                    22,435,557
	Richard W. Holtcamp                22,312,798
	Harry Kalajian                     22,403,630
	John C. Shoemaker                  22,435,557
	Frank R. Zimmerman                 22,328,245


        2. To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the COMPANY for the fiscal year ending December 31, 1999.

		Votes For:                        22,324,035
		Votes Against:                        29,313
		Votes to Abstain:                    170,175